EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140928) and Form S-8 (No. 33-69660, No. 33-62013, No. 333-19515, No. 333-26653, No. 333-57595, No. 333-69626, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113 and No. 333-153123) of Ryder System, Inc. of our report dated February 12, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Miami, Florida
February 12, 2010